Exhibit 10.2

CYBEROPTICS CORPORATION
NON-EMPLOYEE DIRECTOR STOCK PLAN

1.            Purpose of Plan

This plan shall be known as the “CyberOptics Corporation Non-Employee Director Stock Plan” (the “Plan”). The purpose of the Plan is to promote the interests of CyberOptics Corporation, a Minnesota corporation (the “Company”), by enhancing its ability to attract and retain the services of non-employee directors without cash outlay and by encouraging the accumulation of shares of the common stock, no par value (the “Common Stock”), of the Company by such non-employee directors in order to align the interests of such directors with the Company’s shareholders and incentivize the directors to put forth maximum efforts for the success of the Company’s business.

2.            Stock Subject to Plan

The stock to be subject to the Plan shall be authorized but unissued shares of Common Stock. Subject to adjustment as provided in Section 6 hereof, the maximum number of shares authorized for issuance under this Plan shall be 100,000 shares.

3.            Stock Option Grants

Each director who is not otherwise an employee of the Company or any subsidiary of the Company (an “Eligible Director”) shall automatically be granted, on the date of each annual meeting of shareholders of the Company at which such Eligible Director is elected to serve on the Board of Directors (beginning with the 2016 annual meeting of shareholders (the “2016 Annual Meeting”)), a stock option to purchase 4,000 shares of Common Stock; provided, however, that no Eligible Director shall be entitled to purchase such shares until, or unless, the issuance thereof complies with applicable securities laws. Each such stock option shall be fully exercisable beginning on the date of grant and shall have an exercise price equal to the closing sale price of the Common Stock as reported on the Nasdaq Global Market on the date of grant, and shall have a term of 10 years from the date of grant. All stock options granted under the Plan shall be nonqualified stock options that are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision thereto. Each stock option granted shall be evidenced by a written agreement in the form attached hereto as Appendix A.

4.            Stock Grants

Each Eligible Director shall automatically receive, on the date of each annual meeting of shareholders of the Company at which such Eligible Director is elected to serve on the Board of Directors (beginning with the 2016 Annual Meeting), a grant of 2,000 shares of Common Stock; provided, however, that no Eligible Director shall be entitled to receive such shares until, or unless, the issuance thereof complies with applicable securities laws. Such shares shall be fully vested and not subject to forfeiture beginning as of the grant date, and a certificate representing such shares shall be issued and delivered to such director as soon as practicable thereafter.

5.            Dilution or Other Adjustments

If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate proportionate adjustments in the shares of Common Stock to be issued under the Plan shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, and the number of shares subject to stock options and stock awards granted annually under the Plan.

6.            Termination and Amendment of Plan

The Plan may be terminated by the Board of Directors at any time. The Plan may not be amended without shareholder approval.

7.            Effective Date and Termination of Plan

The Plan shall be effective on the date of approval of the Plan by shareholders at the 2016 Annual Meeting. Unless the Plan shall have been terminated as provided in Section 7 hereof, the Plan shall terminate on the 10th anniversary of the 2016 Annual Meeting.

2

Appendix A

CYBEROPTICS CORPORATION
NON-EMPLOYEE STOCK OPTION AGREEMENT

This NON-EMPLOYEE STOCK OPTION AGREEMENT (the “Agreement”) is made this [—] day of [—], [—] (the “Grant Date”), by and between CyberOptics Corporation, Inc., a Minnesota corporation (the “Company”) and [—], a director of the Company (“Director”).

1.             Grant and Term of Option. The Company hereby grants Director the option (the “Option”) to purchase all or any part of an aggregate of 4,000 shares (the “Shares”) of Common Stock of the Company at the exercise price of $[—] per share according to the terms and conditions set forth in this Agreement and in the CyberOptics Corporation Non-Employee Director Stock Plan (the “Plan”). The Option will not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Option is issued under the Plan and is subject to its terms and conditions. The Option shall terminate at the close of business 10 years from the Grant Date.

2.             Exercisability and Transferability of Option.

 (a)            The Option may be exercised by Director in full beginning on the Grant Date.

 (b)            During the lifetime of Director, the Option shall be exercisable only by Director and shall not be assignable or transferable by Director, other than by will or the laws of descent and distribution.

3.             Exercise of Option after Death. If Director shall die while the Option is still exercisable, the Option may be exercised at any time during the term thereof after Director’s death by the personal representatives or administrators of Director, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Director was entitled to purchase under the Option on the Director’s date of death. Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.

4.             Method of Exercise of Option. The Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office during the term of the Option. The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the exercise price. Payment of the exercise price shall be made in cash (including bank check, personal check or money order payable to the Company) or by delivering to the Company for cancellation shares of common stock of the Company with a fair market value equal to the exercise price of the Option.

5.             Miscellaneous.

 (a)            Plan Provisions Control. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

A-1

 (b)            No Rights of Shareholders. Neither Director, nor the legal representative or a permissible assignee of the Option shall have any of the rights and privileges of a shareholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Director or the Director’s legal representative or permissible assignee, as applicable.

 (c)            Governing Law. The validity, construction and effect of the Plan and the Agreement shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

 (d)            Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law, such provision shall be construed or deemed amended to conform to applicable laws, or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of the Agreement, the provision shall be stricken, and the remainder of the Agreement shall remain in full force and effect.

 (e)            No Trust or Fund Created. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and Director.

 (f)             Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

 (g)            Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise of the Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated such acts, the requirements of the Nasdaq Global Market and the Minnesota Business Corporation Act. As a condition to the exercise of the Option, the Company may require that the person exercising the Option represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

 (h)            Withholding. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Director.

A-2

IN WITNESS WHEREOF, the Company and Director have executed this Agreement as of the Grant Date.

CYBEROPTICS CORPORATION

By:
Name:
Title:

DIRECTOR

Name:

A-3